UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2024

StepStone Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39510	84-3868757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 45th Floor

New York, NY 10172

(Address of Principal Executive Offices)

(212) 351-6100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2024, StepStone Group Inc., a Delaware corporation (the “Company”) held a special meeting of stockholders for purposes of approving the issuance of shares of the Company’s Class A common stock, issuable pursuant to the terms of the Transaction Agreements, each dated February 7, 2024, between the Company and the other parties thereto, or related exchange agreement, in order to comply with NASDAQ Listing Rule 5635 (the “Nasdaq Proposal”). The results of the stockholder vote are set forth below.

Proposal 1 – The Nasdaq Proposal

The Company’s stockholders voted to approve the Nasdaq Proposal by the votes shown below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
281,589,365	8,057,642	4,800	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2024	StepStone Group Inc.

	By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary